Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Capital Strategies, Ltd., a corporation organized under the laws of the state of Delaware (the “Corporation”), hereby constitute and appoint Malon Wilkus, John R. Erickson and Samuel A. Flax, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form N-2 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration of up to an aggregate of $7,000,000,000 of the Corporation’s Common Stock, $0.01 par value per share, Preferred Stock, $0.01 par value per share, including shares of Preferred Stock convertible into shares of the Corporation’s Common Stock, Debt Securities, including securities convertible into shares of the Corporation’s Common Stock, and shares of the Corporation’s Common Stock issuable upon conversion of any of the Corporation’s Debt Securities and/or shares of Preferred Stock to the extent any of such securities are by their terms convertible into the Corporation’s Common Stock, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers have hereunto set his hand and seal, as of the date specified.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: April 15, 2008.	/s/ Malon Wilkus
Malon Wilkus
Chairman, Chief Executive Officer and President

Signature	Title	Date

/s/ Malon Wilkus	Director, Chairman, Chief Executive Officer and President (Principal Executive Officer)	April 15, 2008
Malon Wilkus
/s/ John R. Erickson	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	April 15, 2008
John R. Erickson

/s/ Mary C. Baskin	Director	April 11, 2008
Mary C. Baskin

/s/ Neil M. Hahl	Director	April 11, 2008
Neil M. Hahl

/s/ Philip R. Harper	Director	April 11, 2008
Philip R. Harper

/s/ John A. Koskinen	Director	April 9, 2008
John A. Koskinen

/s/ Stan Lundine	Director	April 14, 2008
Stan Lundine

	Director	April , 2008
Kenneth D. Peterson, Jr.

/s/ Alvin N. Puryear	Director	April 10, 2008
Alvin N. Puryear